Exhibit 99.2

Afterpay Limited

Consolidated Financial Statements

for the six months ended 31 December 2021

Consolidated Statement of Comprehensive Income

		2021	2020
For the six months ended 31 December	Note	$‘000	$‘000
Afterpay income		560,790	374,245
Pay Now revenue		5,616	7,834
Late fees and other income		78,531	35,126

Total income		644,937	417,205

Cost of sales		(181,637)	(110,348)

Gross profit		463,300	306,857

Depreciation and amortisation expenses		(27,379)	(17,742)
Employment expenses		(111,994)	(62,589)
Share-based payment expenses		(30,209)	(25,536)
Receivables impairment expenses	4	(176,754)	(72,133)
Net loss on financial liabilities at fair value	6	(30,796)	(64,802)
Marketing expenses		(137,572)	(69,173)
Other operating expenses		(212,294)	(63,047)

Operating loss		(263,698)	(68,165)

Share of gain/(loss) of associate		6,049	(558)
Gain on dilution of shareholding in associate	8	7,151	1,862
Finance income		50	625
Finance costs		(251,466)	(9,929)

Loss before tax		(501,914)	(76,165)

Income tax benefit/(expense)	3	156,410	(3,046)

Loss after tax		(345,504)	(79,211)

Other comprehensive income/(loss) to be reclassified to profit or loss in subsequent periods (net of tax)
Other comprehensive income/(loss) to be reclassified to profit or loss in subsequent periods (net of tax)
Exchange differences on translation of foreign operations		46,517	(49,112)

Total comprehensive loss, net of tax		(298,987)	(128,323)

Loss after tax attributable to:
Ordinary shareholders of Afterpay Limited		(344,879)	(76,492)
Non-controlling interests		(625)	(2,719)

The above Consolidated Statement of Comprehensive Income should be read in conjunction with the accompanying notes.

Consolidated Statement of Financial Position

		31 December 2021	30 June 2021
As at	Note	$’000	$’000
ASSETS
Current Assets
Cash and cash equivalents		816,504	1,147,147
Receivables	4	2,089,609	1,454,072
Other financial assets		43,029	26,788
Other current assets		42,965	18,780
Income tax receivable		7,553	10,970

Total Current Assets		2,999,660	2,657,757

Non-Current Assets
Property, plant and equipment		9,420	8,112
Right-of-use assets		45,271	33,958
Intangible assets		255,741	227,513
Deferred tax assets	3	340,272	156,127
Investments	8	53,664	23,578
Other non-current assets		14,286	9,182

Total Non-Current Assets		718,654	458,470

TOTAL ASSETS		3,718,314	3,116,227

LIABILITIES
Current Liabilities
Trade and other payables		403,010	306,259
Other liabilities		12,734	14,460
Lease liabilities		24,649	2,201
Borrowings	5	1,493,034	—
Other financial liabilities	6	197,895	—
Income tax payable		—	2,477

Total Current Liabilities		2,131,322	325,397

Non-Current Liabilities
Other non-current liabilities		2,037	1,894
Lease liabilities		16,073	31,999
Borrowings	5	507,608	1,286,383
Other financial liabilities	6	—	166,648

Total Non-Current Liabilities		525,718	1,486,924

TOTAL LIABILITIES		2,657,040	1,812,321

NET ASSETS		1,061,274	1,303,906

EQUITY
Issued capital		2,784,564	2,204,450
Accumulated losses		(591,532)	(246,653)
Reserves		(1,132,612)	(654,704)

Equity attributable to the ordinary shareholders of Afterpay Limited		1,060,420	1,303,093

Non-controlling interests		854	813

TOTAL EQUITY		1,061,274	1,303,906

The above Consolidated Statement of Financial Position should be read in conjunction with the accompanying notes.

Consolidated Statement of Changes in Equity

	Issued Capital (Note 7)	Accumulated Losses	Foreign Currency Translation Reserve	Other reserves	Total	Non- Controlling Interest	Total
For the six months ended 31 December 2021	$’000	$’000	$’000	$’000	$’000	$’000	$’000
At 1 July 2021	2,204,450	(246,653)	(50,048)	(604,656)	1,303,093	813	1,303,906
Loss after tax	—	(344,879)	—	—	(344,879)	(625)	(345,504)
Other comprehensive income	—	—	46,517	—	46,517	—	46,517

Total comprehensive loss	—	(344,879)	46,517	—	(298,362)	(625)	(298,987)

Transactions
Issue of ordinary shares on conversion of Matrix Convertible Notes	545,285	—	—	(545,285)	—	—	—
Share options, RSUs and loan shares exercised (net of tax)	34,829	—	—	1,836	36,665	303	36,968
Share-based payments	—	—	—	19,024	19,024	363	19,387

At 31 December 2021	2,784,564	(591,532)	(3,531)	(1,129,081)	1,060,420	854	1,061,274

	Issued Capital	Accumulated Losses	Foreign Currency Translation Reserve	Other reserves	Total	Non- Controlling Interest	Total
For the six months ended 31 December 2020	$’000	$’000	$’000	$’000	$’000	$’000	$’000
At 1 July 2020	975,317	(90,355)	(18,725)	77,436	943,673	2,678	946,351
Loss after tax	—	(76,492)	—	—	(76,492)	(2,719)	(79,211)
Other comprehensive loss	—	—	(49,112)	—	(49,112)	—	(49,112)

Total comprehensive loss	—	(76,492)	(49,112)	—	(125,604)	(2,719)	(128,323)

Transactions
Issue of share capital	786,167	—	—	—	786,167	—	786,167
Issue of ordinary shares, as consideration for a business combination, net of transaction costs and tax	1,737	—	—	—	1,737	—	1,737
Share issue expenses (net of tax)	(11,741)	—	—	—	(11,741)	—	(11,741)
Share options, RSUs and loan shares exercised (net of tax)	33,457	—	—	78,378	111,835	345	112,180
Share-based payments	—	—	—	18,715	18,715	526	19,241

At 31 December 2020	1,784,937	(166,847)	(67,837)	174,529	1,724,782	830	1,725,612

The above Consolidated Statement of Changes in Equity should be read in conjunction with the accompanying notes.

Consolidated Statement of Cash Flows

	2021	2020
For the six months ended 31 December	$‘000	$‘000
Cash flows from operating activities
Receipts from customers	13,126,716	8,443,811
Payments to employees	(133,007)	(64,769)
Payments to merchants and suppliers	(13,749,503)	(8,905,608)
Income taxes paid	(1,108)	(227)

Net cash outflow from operating activities	(756,902)	(526,793)

Cash flows from investing activities
Interest received	50	531
(Increase)/decrease in short-term deposits	(9,855)	(6,521)
Payments for purchase and development of intangible assets	(45,877)	(28,630)
Purchase of plant and equipment	(5,719)	(1,342)
Acquisition of subsidiaries, net of cash acquired	—	(201)
Increase in investments	(16,677)	(15,000)

Net cash outflow from investing activities	(78,078)	(51,163)

Cash flows from financing activities
Proceeds from borrowings	702,570	466,687
Repayment of borrowings	(222,022)	(812,940)
Proceeds from issue of shares	—	786,167
Share issue expenses	—	(17,447)
(Increase)/decrease in restricted cash	(11,266)	(131)
Proceeds from exercise of share options	14,890	18,910
Payment of lease liabilities	(3,783)	(2,835)
Interest and bank fees paid	(10,152)	(5,875)

Net cash inflow from financing activities	470,237	432,536

Net decrease in cash and cash equivalents	(364,743)	(145,420)

Foreign exchange on cash balance	34,100	(1,826)
Cash and cash equivalents at beginning of the period	1,147,147	606,041

Cash and cash equivalents at end of the period	816,504	458,795

The above Consolidated Statement of Cash Flows should be read in conjunction with the accompanying notes.

Notes to the financial statements

1.	Corporate information

Afterpay Limited (the Company or APT) is a for-profit company incorporated on March 30, 2017 and domiciled in Australia. The securities of the Company were listed on the Australian Securities Exchange (ASX) under the code ‘APT’ prior to acquisition by Block, Inc. (Block, formerly Square, Inc.), as discussed below. The principal activities of Afterpay Limited and its subsidiaries (together referred to as the Group or Afterpay) are to provide technology-driven payments solutions for customers and merchants through its Afterpay and Pay Now services and businesses. The Group’s principal place of business is Level 8, Queen and Collins Tower, 376-390 Collins Street, Melbourne, Victoria, Australia.

On January 31, 2022 (February 1, 2022 Australian Eastern Daylight Time) (the acquisition date), Block completed the acquisition of Afterpay. Upon acquisition, Afterpay ceased to be a listed company on the ASX. Further details are included in Note 12.

2.	Basis of preparation

These financial statements:

•	are general-purpose financial statements, which have been prepared in accordance with IAS 34 Interim Financial Reporting;

•	do not include notes of the type normally included in an annual financial report and should be read in conjunction with the most recent annual report;

•

apply significant accounting policies consistently to all periods presented, and consistent with those adopted and disclosed in the Afterpay Annual Report for the year ended 30 June 2021, unless otherwise stated. These policies comply with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board;

•	have been prepared on a going concern basis using historical cost basis, except for the revaluation of certain financial instruments that are measured at fair value;

•	are presented in Australian dollars. All values are rounded to the nearest thousand ($’000), except when otherwise indicated; and

•	where necessary, comparative information has been restated to conform to changes in presentation in the current year.

3.	Taxation

Income tax expense

	2021	2020
For the six months ended 31 December	$‘000	$‘000
The major components of income tax expense:
Current income tax charge
Current income tax expense	(17,870)	(22,523)
Adjustments in respect of current income tax of previous years	(529)	—

Deferred income tax
Relating to origination/reversal of temporary differences	173,883	19,477
Adjustment in relation to deferred income tax of previous years	926	—

Income tax benefit/(expense)	156,410	(3,046)

Statement of changes in equity

	2021	2020
For the six months ended 31 December	$‘000	$‘000
Current income tax related to share-based payments	(21,426)	(100,623)
Deferred income tax related to capital raising costs	—	(5,032)

Total income tax related to items credited directly to equity	(21,426)	(105,655)

Deferred income tax

	31 December 2021	30 June 2021
As at	$‘000	$‘000
Deferred tax liabilities
Capitalisation of development expenditure	906	3,019
Acquired intangibles	1,513	2,554
Unrealised foreign exchange	1,105	1,295
Deferred receivables	12,641	12,071
SGX Convertible Notes	2,090	67,113
Other	7,802	455

Gross deferred tax liabilities	26,057	86,507

Deferred tax assets
Capitalisation of development expenditure	5,293	4,303
Employee benefits	16,606	16,053
Other provisions	4,171	1,722
Capital raising costs	4,983	6,140
Research and development offsets	3,866	3,763
Provision for expected credit losses	42,895	29,252
Deferred receivables	3,721	2,993
Losses	237,246	175,284
Block, Inc. transaction costs	29,238	—
Other	18,310	3,124

Gross deferred tax assets	366,329	242,634

Net deferred tax assets	340,272	156,127

Significant accounting judgements, estimates and assumptions

Timing of recognition of deferred tax balances

Deferred tax assets are recognised only to the extent that it is probable they will be utilized against future taxable profits not arising from the reversal of existing deferred tax liabilities. Judgment is required in determining the probability, timing and extent of the forecast future profits, particularly in tax jurisdictions where there is a history of losses.

The determination of future forecast profits uses operating budgets and strategic business plans based on management’s view of the expected long-term growth profile, adjusted for tax differences. The utilization of the deferred tax asset is dependent on future taxable profits in excess of the profits arising from the reversal of existing taxable temporary differences (future taxable profits). The amount of deferred tax assets dependent on future taxable profits and which relate to tax jurisdictions where the taxable entities have suffered a loss in the current or preceding year was $237.2 million at 31 December 2021 (30 June 2021: $175.3 million). The Group also has $11.5 million in deferred tax assets which have not been recognised (30 June 2021: $9.3 million) as they are not considered probable to be recoverable based on current forecasts.

The inclusion of forward-looking information increases the degree of judgment required. Differences between the future profits of the Group (and the timing of these profits) and the tax positions in the financial report of the Group could necessitate future adjustments to the deferred tax balances recorded.

4.	Receivables

	31 December 2021	30 June 2021
As at	$‘000	$‘000
Consumer receivables - face value	2,222,817	1,555,774
Consumer receivables - recognised over time[1]	(27,206)	(22,387)
Consumer receivables	2,195,611	1,533,387
Provision for expected credit losses - consumer receivables	(151,112)	(99,605)
Trade and other receivables	45,110	20,290

Total receivables	2,089,609	1,454,072

Provision for expected credit losses - consumer receivables
Opening balance	(99,605)	(33,951)
Provided in the period	(176,754)	(195,056)
Debts written off/collected	125,247	129,402

Total provision for expected credit losses - consumer receivables	(151,112)	(99,605)

1.	Recognized over time represents the consumer transactions completed by period end but earned over the collection period of the consumer receivables.

Significant accounting judgements, estimates and assumptions

Judgement is applied in measuring the Provision for expected credit losses (ECL) and determining whether the risk of default has increased significantly since initial recognition of the Consumer receivable. The Group considers both quantitative and qualitative information, including historical loss experience, internal expert risk assessment and data examination, and forward-looking information and analysis. Historical balances, as well as the proportion of those balances that have defaulted over time, are used as a basis to determine the probability of default.

The Group also considers forward looking adjustments, including macro-economic seasonality trends that are not captured within the base ECL calculations. The inclusion of forward-looking information increases the degree of judgment required to assess effects on the Group’s ECLs. COVID-19 continues to impact economies around the globe on both a micro- and macro-economic level. Consistent with 30 June 2021, the Group continues to review judgements, estimates and assumptions specific to the impact of COVID-19, where relevant, in the measurement of ECL. However, the Group’s collections subsequent to period end have not deteriorated relative to past experience.

The assumptions and methodologies applied are reviewed regularly.

5.	Borrowings

	31 December 2021	30 June 2021
As at	$‘000	$‘000
Secured interest bearing borrowings	507,608	33,330
Matrix Convertible Notes	—	99
SGX Convertible Notes	1,493,034	1,252,954

Total borrowings	2,000,642	1,286,383

Total Current	1,493,034	—
Total Non-Current	507,608	1,286,383

Total borrowings	2,000,642	1,286,383

Borrowings are classified as non-current when there is no obligation or expectation that the liability will be settled within the next 12 months at the reporting date.

Secured interest bearing borrowings

The Group has several warehousing facilities that are secured against the respective receivables, which are transferred into the facilities.

31 December 2021
Facility	Carrying value of receivable $’000	Provider	Maturity date	Weighted average interest rate	Facility Limit $’000	Facility drawn $’000
		NAB	Dec 2024		400,000	112,588
Afterpay AU	822,645	Citi	Dec 2024	0.44%	400,000	84,068
		Citi	May 2024		413,166	68,861
Afterpay US	943,368	Goldman Sachs	Dec 2023	0.79%	413,166	68,861
		JP Morgan	Dec 2023		413,166	—
Afterpay NZ	107,132	BNZ	Jun 2023	1.79%	94,931	85,704
		NAB	Feb 2023		93,041	46,529
Clearpay UK	191,766	Citi	Feb 2023	1.63%	232,601	46,529

Total					2,460,071	513,140

Accrued interest						1,022
Capitalised borrowing costs						(6,554)

Total Secured interest bearing borrowings						507,608

30 June 2021
Facility	Carrying value of receivable $’000	Provider	Maturity date	Weighted average interest rate	Facility Limit $’000	Facility drawn $’000
		NAB	Dec 2023		300,000	—
Afterpay AU	595,912	Citi	Dec 2023	0.09%	200,000	—
		Citi	May 2024		266,454	—
Afterpay US	664,154	Goldman Sachs	Dec 2022	1.69%	266,454	—
Afterpay NZ	66,816	BNZ	Jun 2023	1.64%	93,119	32,591
		NAB	Feb 2023		92,166	—
Clearpay UK	114,830	Citi	Feb 2023	nil	230,415	—

Total					1,448,606	32,591

Accrued interest						949
Capitalised borrowing costs						(210)

Total Secured interest bearing borrowings						33,330

Matrix Convertible Notes

On January 19, 2018, Afterpay US, Inc. issued two convertible notes to Matrix Partners X L.P and Weston & Co X LLC (Matrix Convertible Notes). The Matrix Convertible Notes carried a fixed interest rate of 6.0% for a seven year maximum term and could be converted into shares in Afterpay Limited (APT shares) in certain circumstances (subject to a cap) between five and seven years from the date of issue of the notes (being January 19, 2018).

On December 20, 2021, Afterpay entered into an agreement with the noteholders to fully extinguish the remaining 65% of the Matrix Convertible Notes for the issuance of 6,500,000 shares in Afterpay Limited, based on the valuation of Afterpay US, Inc determined in accordance with the Valuation Principles established within the Matrix Convertible Notes. The impact has been recognised directly in equity (see Note 10 for further details).

This follows the FY21 Matrix Transaction which resulted in the extinguishment of 35% of the Matrix Convertible Notes for $373.3 million in cash during the year ended June 30, 2021. As at December 31, 2021, the Matrix Convertible Notes have been fully extinguished.

SGX Convertible Notes

On March 12, 2021, Afterpay Limited completed the settlement of $1,500.0 million zero coupon convertible notes (SGX Convertible Notes). The SGX Convertible Notes are interest free and have a maximum term of five years. They can be converted into APT shares in certain circumstances (including a change of control of Afterpay) before the maturity date of March 12, 2026, with conversion at the noteholder’s election. On a change of control of Afterpay, the noteholders are entitled to either elect to have their SGX Convertible Notes redeemed for their face value ($1,500.0 million); or convert their SGX Convertible Notes to APT shares based on a formula which depends on the date the change of control occurs.

A change of control is deemed to have occurred on December 14, 2021 when the shareholders of Afterpay approved the Block transaction, and the conversion price based on this date was $141.00. As a result, the liability recorded at December 31, 2021 represents the present value of the notes that were expected to be fully redeemed for cash. The change in the value of the liability from June 30, 2021 has been recorded within finance costs in the Consolidated Statement of Comprehensive Income.

In January 2022, $1.0 million in SGX Convertible Notes were converted into APT shares by note holders and the $1,499.0 million balance of the SGX Convertible Notes that remained outstanding was redeemed on March 4, 2022.

6.	Other financial liabilities

	31 December 2021	30 June 2021
As at	$‘000	$‘000
Clearpay Call Option	136,967	99,873
Pagantis Convertible Note	60,496	66,775
Other	432	—

Total other financial liabilities	197,895	166,648

Total Current	197,895	—
Total Non-Current	—	166,648

Total other financial liabilities	197,895	166,648

Clearpay Call Option

As part of the acquisition of 90% of the issued shares in Clearpay Finance Limited (Clearpay) from ThinkSmart Limited (ThinkSmart) in August 2018, Afterpay was granted a call option to acquire the remaining Clearpay shares held directly by ThinkSmart, which is exercisable any time after August 23, 2023 (Clearpay Call Option). If the Group does not exercise its call option within that period, then ThinkSmart has a put option to sell the remaining shares it holds in Clearpay to the Group.

Afterpay had the right to exercise the call option earlier than August 23, 2023 in the event of a change of control of either Afterpay or ThinkSmart. Subsequent to the change of control of Afterpay deemed to have occurred on December 17, 2021 (see Note 12), Afterpay reached an agreement with ThinkSmart for Afterpay to acquire the remaining 6.5% interest in Clearpay held by ThinkSmart in exchange for 1,650,000 fully paid ordinary APT shares (ThinkSmart Transaction).

The parties entered into a share purchase agreement to give effect to this agreement (ThinkSmart SPA) and at December 31, 2021, the ThinkSmart transaction remained subject to the approval of ThinkSmart shareholders. As a result, the valuation of Afterpay’s liability for the Clearpay Call Option was recorded by multiplying the agreed 1,650,000 shares by the closing APT share price on December 31, 2021 of $83.01. The ThinkSmart Transaction was approved by ThinkSmart shareholders in January 2022 and the Clearpay Call Option was subsequently settled. See Note 12 for further details.

Pagantis Convertible Note

On March 9, 2021 (the Pagantis Completion Date), the Group acquired 100% of the issued shares and voting rights in Pagantis SAU and PMT Technology SLA (collectively, Pagantis) from NBQ Corporate SLU (NBQ). Pursuant to the Share Purchase Agreement (SPA), the Group has issued a convertible note (the Pagantis Convertible Note) to NBQ or its permitted assignees (the Pagantis noteholders) with a face value of €40.3 million (€45.0 million less agreed SPA adjustments). The Pagantis Convertible Note will be used to settle the Pagantis Deferred Consideration and the Pagantis Contingent Consideration that will be paid in three (or, in certain circumstances, three-and-a-half) years subsequent to the Pagantis Completion Date. Conversion and payment may also be accelerated, at Afterpay’s election, if Afterpay is subject to a change of control pursuant to the Pagantis Convertible Note terms.

The face value of the Pagantis Convertible Note represents the Pagantis Deferred Consideration of €40.3 million and will be settled in cash. The remaining value of the Pagantis Convertible Note relates to the Pagantis Contingent Consideration, which is dependent on the future Equity Value of Pagantis at the settlement date. Afterpay has commenced discussions with the applicable counterparty in relation to the early settlement of the Pagantis Convertible Note, but no agreement has yet been reached as to the consideration to be paid based upon the underlying agreement. Now that Afterpay is no longer listed on the ASX, the Pagantis Convertible Note can only be settled in cash.

Significant accounting judgements, estimates and assumptions

The Clearpay Call Option and Pagantis Contingent Consideration are recorded at fair value and the valuations are re-assessed at each reporting period. Because the valuations are determined using cash flow and other inputs that are not based on observable market data, they are considered to be Level 3 within the fair value hierarchy as per IFRS 13 Fair Value Measurement.

Pagantis Contingent Consideration

The valuation of the Pagantis Contingent Consideration uses the valuation principles outlined in the Share Purchase Agreement and cash flow projections based on operating budgets which reflect management’s view of the expected long-term growth profile of the businesses.

The determination of cash flows over the life of a business requires management judgment in assessing the future number of merchant acquisitions, customer usage, potential price changes as well as any changes to the costs of the product and of other operating costs incurred by the business.

The valuation is then derived by discounting the cash flow projections to present value using discount rates that reflect current market conditions, external analyst views, industry benchmarks, and, where available, the underlying businesses cost of debt and/or equity.

Clearpay Call Option

The valuation of the Clearpay Call Option at 31 December 2021 was based on both an observable input (the APT share price) and an unobservable input (the number of shares issued, which was subject to Thinksmart shareholder approval). At 31 December 2021, the probability of the shareholders not approving the proposed 1,650,000 shares was considered remote.

Fair value measurement

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorised within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

•	Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities;

•	Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable; and

•	Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

The following table summarises the levels of the fair value hierarchy for financial liabilities held at fair value:

	Level 1	Level 2	Level 3	Total
As at 31 December 2021	$‘000	$‘000	$‘000	$‘000
Clearpay Call Option	—	—	136,967	136,967
Pagantis Contingent Consideration	—	—	—	—

Total financial liabilities	—	—	136,967	136,967

	Level 1	Level 2	Level 3	Total
As at 30 June 2021	$‘000	$‘000	$‘000	$‘000
Clearpay Call Option	—	—	99,873	99,873
Pagantis Contingent Consideration	—	—	6,398	6,398

Total financial liabilities	—	—	106,271	106,271

The movements in Level 3 financial liabilities measured at fair value is as follows:

	31 December 2021	30 June 2021
As at	$‘000	$‘000
Opening balance	106,271	3,038
Additions	—	6,317
Net loss on financial liabilities at fair value recognised in the Consolidated Statement of Comprehensive Income	30,796	96,835
Foreign exchange (gain)/loss	(100)	81

Closing balance	136,967	106,271

The most significant inputs into the valuations of Level 3 financial liabilities are as follows:

	31 December 2021	30 June 2021
As at	Pagantis Contingent Consideration	Clearpay Call Option	Pagantis Contingent Consideration
Discount rate	5%	10.25%	18.30%
GMV exit multiple	0.80x	n/a	n/a
Revenue exit multiple	n/a	35.4x	n/a
Volatility	n/a	n/a	60%

A 1% increase or decrease to the discount rate or a 1.0x increase or decrease to the exit multiple would not have a material impact on the fair value of the recognised liability (all other variables being held constant). The probability of a change to the number of shares issued to settle the Clearpay Call Option was considered remote and 1,650,000 shares were issued in January 2022 (see Note 12).

7.	Issued capital

	31 December 2021	30 June 2021
As at	$‘000	$‘000
Issued and fully paid	2,784,564	2,204,450

Movement in ordinary shares on issue

	Note	No.’000	$‘000
At 1 July 2021		289,331	2,204,450
Issue of ordinary shares on conversion of Matrix Convertible Notes	5	6,500	545,285
Share options, RSUs and loan shares exercised		1,440	34,829

At 31 December 2021 [1]		297,271	2,784,564

1.	The total number of ordinary shares on issue excludes 0.2 million loan shares (30 June 2021: 0.3 million).

8.	Investments

	31 December 2021	30 June 2021
As at	$‘000	$‘000
Touch Ventures Limited	46,778	23,578
Postpay Technology Limited	6,886	—

Total investments	53,664	23,578

Touch Ventures Limited

Touch Ventures Limited (TVL) (formerly AP Ventures Limited or APV) is an Australian listed company whose principal activity is the identification and assessment of potential investment opportunities including, but not limited to opportunities that are referred by Afterpay. TVL listed on the ASX in September 2021.

Afterpay owns 24.3% of the common shares of TVL (June 30, 2021: 32.0%) and is entitled to 24.3% of the voting rights (June 30, 2021: 21.8%). Afterpay has determined it has significant influence, but not control over TVL. Afterpay’s investment is measured using the equity method described within IAS 28 Investments in Associates and Joint Ventures. TVL is not considered a material associate.

	31 December 2021	30 June 2021
As at	$‘000	$‘000
Investment in associate
Opening balance	23,578	5,166
Contributions to associate	10,000	15,000
Share of gain/(loss) of associate	6,049	(2,271)
Gain on dilution of shareholding in associate	7,151	5,683

Closing balance	46,778	23,578

9.	Business combinations

Pagantis

On 9 March 2021 (the Pagantis Completion Date), the Group acquired 100% of the issued shares and voting rights in Pagantis SAU and PMT Technology SLA (collectively, Pagantis) from NBQ Corporate SLU (NBQ). The acquisition of Pagantis met the recognition criteria for consolidation from the Pagantis Completion Date.

NBQ will receive a minimum €45.3 million in consideration, paid or payable as follows:

•	Upfront consideration - €5 million in cash paid at completion;

•	Deferred consideration - €40.3 million payable in cash (Pagantis Deferred Consideration); and

•	Contingent consideration - if the equity value of Pagantis at the time of settlement exceeds €51.6 million, any excess is calculated using a sliding scale payable (Pagantis Contingent Consideration).

Both the deferred consideration and the contingent consideration will be settled in cash with the Pagantis Convertible Note (see Note 6) up to 3.5 years post completion.

The transaction resulted in the acquisition of net liabilities with a fair value of $26,000 and goodwill of $73.9 million. At the Pagantis Completion Date, the goodwill comprised the value of expected synergies arising from the acquisition, as well as the value attributed to the existing Pagantis workforce, which was not able to be separately recognised under the criteria established in IAS 38 Intangible Assets (IAS 38). The goodwill was allocated to the Clearpay EU CGU and is not deductible for income tax purposes.

Details of the purchase consideration and the fair values of the identifiable assets and liabilities of Pagantis as at the Pagantis Completion Date were as follows:

Fair value recognised on acquisition
$‘000
Assets
Cash and cash equivalents	3,833
Receivables	10,845
Other current assets	1,120
Intangible assets	12,875
Other non-current assets	996

Total assets	29,669

Liabilities
Trade and other payables	(15,014)
Other current liabilities	(1,265)
Lease liabilities	(793)
Deferred tax liabilities	(3,219)
Other non-current liabilities	(9,404)

Net assets acquired at fair value	(26)

Goodwill acquired on acquisition	73,947

Total identifiable net assets at fair value	73,921

Purchase consideration
Cash consideration paid	7,837
Pagantis Deferred Consideration	59,767
Pagantis Contingent Consideration	6,317

Total purchase consideration	73,921

There have been no changes to the provisional identifiable assets and liabilities originally recognised during the year-ended 30 June 2021.

10.	Share-based payment plans

During the half year ended December 31, 2021, the Group operated share-based payment plans across the following instruments:

•	Awards over APT equity comprising of options and restricted stock units (RSUs) under the Group’s Afterpay Equity Incentive Plan;

•

Awards over APT equity comprising of options, loan shares and performance rights under the Group’s legacy remuneration plan, the Afterpay Employee Incentive Plan (which was adopted prior to listing in July 2017);

•	Equity in APT issued to participating employees in the Group’s Employee Share Matching Plan which was launched in November 2020;

•	Equity in Afterpay US, Inc. (a subsidiary of Afterpay Limited) under the Afterpay US, Inc. 2018 Equity Incentive Plan (US ESOP); and

•	Equity in Clearpay Finance Limited (Clearpay) (a subsidiary of Afterpay Limited) under the Clearpay Finance Limited 2020 Share Option Plan (UK ESOP).

The impacts of the acquisition by Block (see Note 12) have not been reflected in the share-based payment plans of the Group for the half year ended 31 December 2021.

Significant accounting judgements, estimates and assumptions

The cost of equity-settled transactions is determined by the fair value at the date when the grant is made using the Binomial Model. The fair value of options is determined in accordance with the fair market value of the shares available at the grant date.

The value of the US and UK businesses are a significant estimate used to determine the fair value of the options issued under the UK and US ESOPs and the fair value of the share-based payments component of the Matrix Convertible Notes. These fair values are determined by valuations conducted by independent valuers using cash flow projections based on operating budgets which reflect management’s view of the expected long-term growth profile of the businesses. The determination of cash flows over the life of a business requires management judgment in assessing the future number of merchant acquisitions, customer usage, potential price changes as well as any changes to the costs of the product and of other operating costs incurred by the business. The valuations are then derived by discounting the cash flow projections to present value using discount rates that reflect current market conditions, external analyst views, industry benchmarks, and, where available, the underlying businesses cost of debt and/or equity.

Some inputs to the Binomial Model require the application of judgment. The fair value of options granted during year were estimated on the grant date using the assumptions set out below:

	H1 FY22	FY21	H1 FY22	FY21	H1 FY22	FY21
	APT ESOP		US ESOP		UK ESOP
Expected volatility	60-80%	60-80%	N/A	N/A	N/A	60%
Risk-free interest rate	0.40%	0.40%	N/A	N/A	N/A	0.29%
Expected life of award (years)	4	3	N/A	N/A	N/A	3
Dividend yield	0%	0%	N/A	N/A	N/A	0%
Weighted average fair value	$106.96	$51.91	N/A	N/A	N/A	$0.17

The expected volatility and life of share options are based on historical data and current expectations and are not necessarily indicative of actual outcomes.

Awards over APT equity

	H1 FY22		FY21		H1 FY22		FY21		H1 FY22	FY21
	Share options				Loan shares				Rights [1] & RSUs
	No.	WAEP	No.	WAEP	No.	WAEP	No.	WAEP	No.	No.
	’000	$	’000	$	’000	$	’000	$	’000	’000
Outstanding at the beginning of the period	3,275	21.59	9,391	10.28	292	4.99	419	4.50	1,172	998
Granted during the period	—	—	85	97.95	—	—	—	—	642	774
Forfeited during the period	(71)	19.05	(438)	18.37	—	—	—	—	(99)	(213)
Exercised during the period	(1,165)	12.10	(5,763)	4.31	(104)	3.38	(127)	3.38	(171)	(387)
Outstanding at the end of the period	2,039	27.11	3,275	21.59	188	5.89	292	4.99	1,544	1,172
Exercisable at the end of the period	943	17.81	1,660	13.46	153	5.89	222	4.71	—	—

1.	Granted during the year includes 3,852 share rights that were awarded under the Afterpay Share Matching Plan (FY20: 3,852).

Upon completion of the acquisition of Afterpay by Block (see Note 12), awards over APT equity granted before August 2, 2021 vested immediately on a ‘pro-rata basis’ based on the proportion of the original vesting period that has elapsed at the acquisition date of January 31, 2022 (measured based on the number of completed months). Any unvested awards remaining were forfeited and, on the acquisition date, Block granted Block awards of comparable form and value to the forfeited Afterpay awards. These Block replacement awards will generally vest on the same vesting schedule as the original Afterpay awards (subject to the employee’s continued employment through the applicable vesting date), except that, for administrative convenience, certain Block replacement awards will have vesting dates that align with the vesting dates of other equity awards granted to Block employees.

The Afterpay Board elected that all vested Afterpay share options were automatically exercised prior to the Record Date of January 21, 2022.

US ESOP

	H1 FY22		FY21
	Share options
	No.	WAEP [1]	No.	WAEP [1]
	’000	$	’000	$
Outstanding at the beginning of the period	3,377	0.45	5,764	0.42
Granted during the period	—	—	—	—
Forfeited during the period	(8)	2.49	(80)	0.36
Exercised during the period	(1,816)	0.39	(2,307)	0.39
Outstanding at the end of the period [2]	1,553	0.44	3,377	0.45
Exercisable at the end of the period	698	0.61	319	0.59

1.	The exercise price for options granted is set on a periodic basis by reference to a third-party valuation of Afterpay US, Inc. which is conducted for US tax purposes.
2.	This number includes options that have been exercised early but remain subject to vesting and a re-purchase right by Afterpay US, Inc. (Restricted US Shares)

Upon completion of the acquisition of Afterpay by Block (see Note 12):

•

Unvested US Options or Restricted US Shares vested at the acquisition date on a ‘pro-rata basis’ based on the proportion of the original vesting period that had elapsed at the acquisition date (measured based on the number of completed months). Any unvested US Options or Restricted US Shares which remained outstanding were forfeited and replaced with Block Inc.’s Options or Restricted Block Stock of comparable value to the forfeited US Options or Restricted US Shares (as applicable).

•

Vested US Options and Restricted US Shares (including any US Options or Restricted Shares that vested on an pro-rata basis, as described above), were canceled and converted into a right to receive Block Class A Shares. The number of Block Class A Shares received was determined by multiplying the aggregate value of vested US Options or Restricted US Shares (as applicable) by the Afterpay US Exchange Ratio (which was equal to the ratio of the fair market value of an Afterpay US Inc. share over the value of a Block Class A Share).

The number of Block Options or Restricted Block Stock granted in respect of forfeited US Options or Restricted US Shares (as applicable) was determined by multiplying the number of shares subject to the forfeited US Option or Restricted US Shares by the Afterpay US Exchange Ratio (which was equal to the ratio of the fair market value of an Afterpay US share, as determined by the settlement of the Matrix Convertible Notes (see Note 5)), rounded down to the nearest share in the case of US Options and up to the nearest share in the case of Restricted US Shares. The exercise price for Block Options was determined by dividing the exercise price of the forfeited US Option by the Afterpay US Exchange Ratio and rounding up to the nearest whole cent.

Matrix Convertible Notes

The settlement of the Matrix Convertible Notes (see Note 5) was determined to be a modification of a share-based payment arrangement and the remaining share-based payment expense relating to the original award was accelerated. The fair value of the original award was determined with reference to the equity value of Afterpay US, Inc. at the modification date and the impact has been recorded directly in equity.

UK ESOP

	H1 FY22		FY21
	Share options
	No.	WAEP	No.	WAEP
	’000	$	’000	$
Outstanding at the beginning of the period	1,820	0.17	—	—
Granted during the period	—	—	1,860	0.18
Forfeited during the period	—	—	(40)	0.16
Exercised during the period	—	—	—	—
Outstanding at the end of the period	1,820	0.17	1,820	0.17
Exercisable at the end of the period	1,340	0.17	1,050	0.17

UK Options continued to vest in the ordinary course, subject to the original vesting schedule. Subsequent to the settlement of the Clearpay Call Option (see Note 12), vested UK Options were exercised and replaced with APT shares. Further details are included in Note 12.

Upon completion of the acquisition of Afterpay by Block Inc. (see Note 12), unvested UK Options were forfeited and replaced with Block Options of comparable value to forfeited UK Options. The number of Block Options granted in respect of forfeited UK Options was determined by multiplying the number of shares subject to the forfeited UK Option by the Afterpay UK Exchange Ratio (which was equal to the ratio of the fair market value of a Clearpay share, as determined by the settlement of the Clearpay Call Option (see Note 6), over the value of a Block Class A Share) rounded down to the nearest whole share. The exercise price was determined by dividing the exercise price of the forfeited UK Option by the Afterpay UK Exchange Ratio and rounding up to the nearest whole cent.

11.	Commitments and contingencies

Contingent liabilities and contingent assets

Details of contingent liabilities and contingent assets where the probability of future payments is not considered remote are set out below as well as details of contingent liabilities, which although considered remote, the Company considers should be disclosed as they are not disclosed elsewhere in the notes to the financial statements.

(a)	Legal commitments and claims

Claims can be raised by customers and suppliers against the Group in the ordinary course of business. To the extent that a future outflow is probable and able to be reliably estimated, a liability has been recorded.

(b)	Bank guarantees

The Group had entered into bank guarantee arrangements totalling $6.1 million relating to the Group’s normal business operations (June 30, 2021: $6.0 million).

(c)	Lease commitments

In December 2021, Afterpay entered a lease agreement for a commercial office in Sydney, Australia. The lease agreement is subject to certain conditions, including the finalization of the development of the Brewery Yard building, which is expected to be completed by 2023. As a result, no lease liability or right of use asset has been recognised as of December 31, 2021. The term of the arrangement is for five years, with an extension option, and gross lease payments are expected to total $17.3 million.

(d)	Funding commitment

In December 2021, a financial institution committed to underwrite the subscription for the settlement of the SGX Convertible notes (see Note 5) for an aggregate amount of up to $1,500.0 million. This commitment was canceled on January 31, 2022 upon completion of the Block acquisition (Note 12).

12.	Events occurring after the reporting period

With the exception of the items listed below, the Company is not aware of any other matters or circumstances that have arisen since December 31, 2021 that have significantly affected or may significantly affect the operations of the consolidated entity in subsequent financial years, the results of those operations, or the state of affairs of the consolidated entity in future financial years.

(a)	Acquisition by Block, Inc. (formerly Square, Inc.)

On January 31, 2022 (February 1, 2022 Australian Eastern Daylight Time) (the acquisition date), Block completed the acquisition of Afterpay. In connection with the acquisition, Block issued 113,387,895 shares of Block’s Class A common stock with an aggregate fair value of $19.6 billion (US$13.9 billion) based on the closing price of Block’s Class A common stock on the acquisition date.

The acquisition has resulted in a number of modifications to Afterpay’s existing share-based payment arrangements, which are explained in more detail in Note 10.

Upon acquisition, Afterpay ceased to be a listed company on the ASX.

(b)	Settlement of Clearpay Call Option

In January 2022, ThinkSmart shareholders approved Afterpay’s offer to acquire the 3,900,000 fully paid B ordinary shares in the capital of Clearpay held directly by ThinkSmart in exchange for 1,650,000 fully paid ordinary APT shares (ThinkSmart Transaction).

(c)	Exchange of vested US and UK ESOP awards

Subject to the settlement of the Matrix Convertible Note (Note 5) and the Clearpay Call Option (Note 6), Afterpay:

•

exchanged all vested shares in the US ESOP. This resulted in 2,227,976 shares in Afterpay US, Inc. being exchanged for 2,018,749 APT shares. The exchange was determined to be a modification of a share-based payment arrangement. The fair value of the original award was determined with reference to the equity value of Afterpay US, Inc. at the modification date and the impact will be recognised directly in equity.

•

exchanged all options in the UK ESOP that were vested on the date the settlement of the Clearpay Call Option was agreed on a ‘pro-rata basis’ based on the proportion of the then current vesting period that had elapsed. This resulted in 1,693,162 options in Clearpay UK being exchanged for 397,568 APT shares (net of exercise prices and tax). The exchange was determined to be a modification of a share-based payment arrangement. The fair value of the original award will be determined with reference to the equity value of Clearpay UK at the modification date and the impact will be recognised directly in equity.

(d)	Settlement of SGX Convertible Notes

The SGX Convertible Notes (Note 5) with an outstanding principal amount of $1,499.0 million were fully redeemed by the noteholders on March 4, 2022.